As filed with the Securities and Exchange Commission on March 4, 2004
Registration No. 333-46772

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SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

POST-EFFECTIVE AMENDMENT NO. 1 TO
FORM S-8
REGISTRATION STATEMENT
Under
THE SECURITIES ACT OF 1933

PG&E CORPORATION
(Exact name of registrant as specified in its charter)

California (State or other jurisdiction of incorporation or organization)	94-3234914 (I.R.S. Employer Identification No.)

One Market, Spear Street Tower, Suite 2400
San Francisco, California 94105

(Address of principal executive offices) (zip code)

PG&E CORPORATION RETIREMENT SAVINGS PLAN (INCLUDING THE PG&E CORPORATION RETIREMENT SAVINGS PLAN FOR UNION-REPRESENTED EMPLOYEES) AS SUCCESSOR TO
THE PACIFIC GAS AND ELECTRIC COMPANY
SAVINGS FUND PLAN FOR UNION-REPRESENTED EMPLOYEES
  (Full title of the Plan)

Gary P. Encinas, Esq.
One Market, Spear Tower
Suite 400
San Francisco, California 94105

(Name and address of agent for service)

Telephone number, including area code, of agent for service:(415) 267-7000

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          As of March 1, 2004, the Pacific Gas and Electric Company Savings Fund Plan for Union-Represented Employees (the “SFP”) merged into the PG&E Corporation Retirement Savings Plan for Union-Represented Employees, which constitutes part of the PG&E Corporation Retirement Savings Plan (the “RSP”) and the participants of the SFP became participants in the RSP.  This Post-Effective Amendment No. 1 to Registration Statement No. 333-46772 is being filed solely to indicate that the remaining shares of PG&E Corporation common stock registered hereunder as of March 1, 2004, together with an indeterminate amount of corresponding plan interests, may be offered and sold only to the participants in the RSP, including former SFP participants.

SIGNATURES

          The Registrant.  Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City and County of San Francisco, State of California, on the 4th day of March, 2004.

PG&E CORPORATION (Registrant) GARY P. ENCINAS
By: __________________________________
GARY P. ENCINAS Attorney-in-Fact

          Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated and on the dates indicated.

	Signatures	Title	Date

A.	Principal Executive Officer

	*ROBERT D. GLYNN, JR. Robert D. Glynn, Jr.	Chairman of the Board, President, and Chief Executive Officer	March 4, 2004

B.	Principal Financial Officer

	*PETER A. DARBEE Peter A. Darbee	Senior Vice President and Chief Financial Officer	March 4, 2004

C.	Controller or Principal Accounting Officer

	*CHRISTOPHER P. JOHNS Christopher P. Johns	Senior Vice President and Controller	March 4, 2004

D.	Directors

	*DAVID R. ANDREWS David R. Andrews		March 4, 2004

	Leslie S. Biller		March 4, 2004

	David A. Coulter		March 4, 2004

	*C. LEE COX C. Lee Cox		March 4, 2004

	*WILLIAM S. DAVILA William S. Davila		March 4, 2004

	*ROBERT D. GLYNN, JR. Robert D. Glynn, Jr.		March 4, 2004

	*DAVID M. LAWRENCE David A. Lawrence		March 4, 2004

	*MARY S. METZ Mary S. Metz		March 4, 2004

	*CARL E. REICHARDT Carl E. Reichardt		March 4, 2004

	*BARRY LAWSON WILLIAMS Barry Lawson Williams		March 4, 2004

GARY P. ENCINAS *By: __________________________________
(GARY P. ENCINAS Attorney-in-Fact)

          The Plan.   Pursuant to the requirements of the Securities Act of 1933, the administrators of the Plan listed below has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City and County of San Francisco, State of California, on the 4th day of March, 2004.

THE PG&E CORPORATION RETIREMENT SAVINGS PLAN (INCLUDING THE PG&E CORPORATION RETIREMENT SAVINGS PLAN FOR UNION-REPRESENTED EMPLOYEES) AS SUCCESSOR TO THE PACIFIC GAS AND ELECTRIC COMPANY SAVINGS FUND PLAN FOR UNION-REPRESENTED EMPLOYEES

BRUCE R. WORTHINGTON By: __________________________________
Bruce R. Worthington Chairman, Employee Benefit Committee